UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2008

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27120	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2008, Kensey Nash Corporation (the “Company”) held its 2008 Annual Meeting of Stockholders, at which the stockholders considered and approved the Company’s Seventh Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan (the “Amended Plan”).

The Amended Plan amended and restated the Company’s existing Sixth Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan. The Amended Plan, among other things, (1) authorizes an additional 700,000 shares of our Common Stock for issuance under it, only 100,000 shares of which may be issued as restricted stock, bonus stock or stock-based awards other than stock options or stock appreciation rights, (2) increases the per participant maximum aggregate amount that may be paid out as cash based awards in any fiscal year from $500,000 to $1,000,000, and (3) expands the various performance criteria that may be used when granting awards that are intended to comply with the exception to the deductibility limit under Section 162(m) of the Code for performance-based compensation.

The Amended Plan became effective immediately upon the stockholders’ approval. Because benefits under the Amended Plan will depend on the Compensation Committee’s actions and the fair market value of our company’s Common Stock at various future dates, the benefits payable under the Amended Plan are not determinable.

Except as described above, the material terms of the Amended Plan are the same as those of the Sixth Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan. A more complete description of the Amended Plan can be found in the Company’s Proxy Statement for its Annual Meeting of Stockholders held on December 10, 2008.

The foregoing description of the changes made by the Amended Plan is not complete and is in all respects qualified in its entirety by the actual provisions of the Amended Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, on December 10, 2008, the Company and Wendy F. DiCicco, C.P.A, the former Chief Financial Officer (as which she served as both the principal financial officer and principal accounting officer of the Company), whose resignation was effective on November 15, 2008, after the filing of the Company’s Form 10-Q for the fiscal quarter ending September 30, 2008, entered into a First Amendment to Separation and General Release Agreement (the “Amended Agreement”), which amends the Separation and General Release Agreement (the “Agreement”) between the Company and Ms. DiCicco, described in a current report on Form 8-K filed by the Company on October 24, 2008.

Among other things, the Amended Agreement, in connection with Ms. DiCicco obtaining employment elsewhere, eliminates the cash severance payments equal to $223,800, less applicable withholdings, that were to be paid to Ms. DiCicco over a period of 12 months.

The foregoing description of the Agreement and the changes made by the Amended Agreement is not complete and is in all respects qualified in its entirety by the actual provisions of the Agreement and Amended Agreement, copies of which are filed as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Seventh Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan.

10.2	Form of Stock Option Agreement.

10.3	Form Restricted Stock Agreement.

10.4	Separation and General Release Agreement.

10.5	First Amendment to Separation and General Release Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By:	/S/ Joseph W. Kaufmann
Joseph W. Kaufmann
Chief Executive Officer

Dated: December 16, 2008

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